REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 27, 2025 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Mohit Gupta Abercrombie & Fitch Co - VP of Investor Relations Fran Horowitz Abercrombie & Fitch Co - Chief Executive Officer, Director Robert Ball Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Scott Lipesky Abercrombie & Fitch Co - Executive Vice President, Chief Financial Officer, Chief Operating Officer C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Telsey Telsey Advisory Group LLC - Analyst Corey Tarlowe Jefferies LLC - Analyst Matthew Boss JPMorgan Chase & Co - Analyst Paul Lejuez Citi Infrastructure Investments LLC - Analyst Marni Shapiro Retail Tracker LLC - Analyst Alex Straton Morgan Stanley & Co Ltd - Analyst Mauricio Serna UBS AG - Analyst Adrienne Yih Barclays Services Corp - Analyst Janet Kloppenburg JJK Research Associates, Inc. - Analyst P R E S E N T A T I O N Operator Good day, and thank you for standing by. Welcome to the Abercrombie & Fitch second quarter fiscal year 2025 earnings conference call. (Operator Instructions) Please be advised that today's conference is being recorded. I would now like to hand the conference over to your speaker today, Mr. Mo Gupta. You may begin. Mohit Gupta - Abercrombie & Fitch Co - VP of Investor Relations Thank you. Good morning, and welcome to our second quarter 2025 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; Scott Lipesky, Chief Operating Officer; and Robert Ball, Chief Financial Officer. Earlier this morning, we issued our second quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also, available on our website is an investor presentation. Please keep in mind that we will make certain forward-looking statements on the call. These subjects are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. These factors and uncertainties are discussed in our reports and filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and reconciliations of GAAP to adjusted non-GAAP financial measures are included in the release and the investor presentation issued earlier this morning. With that, I will turn the call over to Fran. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thanks, Mo, and thanks, everyone, for joining this morning. We entered 2025 aiming to build on our track record of delivering consistent total company success. I'm excited to share that our second quarter results continued this trend as we delivered our 11th consecutive quarter of growth while also exceeding our top and bottom line expectations. Our team continues to leverage our strong foundation to balance reading and reacting to the current environment while diligently investing to realize the long-term global potential for our business. Our strong first half and start to the third quarter gives us confidence to increase our full year net sales forecast building on a record 2024. In short, our team and brands are strong, and we are entering the back half of the year with momentum to deliver sales growth, top-tier profitability and drive shareholder return. Second quarter net sales reached a record $1.2 billion, growing 7% over last year and above our expectations from May. We also exceeded our outlook on both operating margin and earnings per share, even after excluding the benefit of a legal settlement. In addition, we continue to put our balance sheet to work, repurchasing $50 million of stock this quarter for a total of $250 million in repurchases so far this year. Regionally, the Americas achieved its 12th consecutive quarter of growth with net sales up 8% and on continued traffic strength across direct channels. In EMEA, continued cross channel growth in the UK was outweighed by softness in Germany and the remainder of European markets, with regional net sales lower by 1% against 16% growth in the second quarter of 2024. APAC continued to perform well, growing 12%, a nice cross-channel demand, while comparable sales grew 1%. Moving to the brands. Let's begin with Hollister. Wow, it is amazing to see this team so dialed into the teen customer. Hollister Brands delivered record first half sales growing net sales 19% in the second quarter on strong cross-channel traffic. Comparable sales were also up 19% in the quarter, and we continue to see growth in both units and AUR. Both the men's and women's businesses contributed to the growth story in the quarter with good balance across categories. And dialing into this customer, we saw a great response to our brand activations at Lalapalooza in Chicago. Leading into August, we released our updated Collegiate collection, which included several exciting social and in-store campaigns with more on the way. We continue to find fun effective ways to engage with the team, fueling Hollister brands impressive growth. For Abercrombie, the quarter was slightly below our expectations and similar to the first quarter overall. Net sales were lower by 5% against the backdrop of strong 26% growth in the second quarter of 2024. For further context on how exceptional last year was, the first half of 2025 remains the second best in brand history. In the second quarter, the team executed on their goals leveraging promotions to manage inventory levels and by testing into new product concepts. As we expected, AUR was lower year-over-year, driving the majority of top line performance for the quarter Importantly, with the team's hard work, we exited Q2 with inventory in good shape, and we're in a position to continue reading and reacting. Entering the fall season, we're excited about some of the trends and fits from Boho to Western and we'll be chasing winners to give our customers more of what they're looking for, building into holiday. Abercrombie & Fitch continues to gather momentum as a powerful global brand, and we remain on offense. Traffic was nicely positive across both stores and digital direct channels in Q2, and we continue to engage with customers globally through social and in-store campaigns. We're also investing with conviction, supported by our digitally led customer base. We opened 13 new stores in the second quarter, including strong centers in Chicago and Toronto as well as a great location in Hoboken. We have an additional 14 store openings planned this quarter just in time for peak season. Strong brand health also allows for meaningful collaboration to capitalize on Abercrombie significant addressable market. Earlier this week, we were excited to announce Abercrombie & Fitch as an official NFL fashion partner, a first for a league sponsor. We look forward to collaborating with 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

the NFL to bring ANF fashion to fans and players alike. Beyond the powerful NFL partnership, we've seen a great response to our August denim campaign, which focused on consistent fit across a variety of styles from baggy to boot cut. As part of the campaign, we hosted in-store denim events in key markets, successfully highlighting our strength in this category while driving great engagement across channels. For YPB, we were excited to announce the collaboration with T.J. and Danny Watt, the Pittsburgh Steelers linebacker and former professional soccer player as we continue to build our presence in the active category. Finally, through the licensing partnership we announced in 2024, Abercrombie Kids has now launched globally with department stores like department store retailers like Nordstrom and Macy's amongst others. Overall, Abercrombie brands made good progress in the quarter. The brand remains strong globally, and we continue to target getting back to net sales growth by the end of the year. Looking to the second half of the year, we are increasing our full year 2025 net sales growth expectations based on our year-to-date results, supported by strong brand positioning clean inventory, cross-channel traffic growth and our balance sheet. On the bottom line, we've adjusted our operating margin and earnings per share outlook to reflect the second quarter performance and revised estimated impact from tariffs, net of planned mitigation. On tariffs, we intend to bring our proven playbook built on years of experience to mitigate as much of the increased cost as possible over time as rates become more certain. As our teams have demonstrated before, we have a variety of options in our playbook, including shifting global production, enhancing supplier contracts and relationships managing operating expenses and determining ways to increase AUR through lower promotions and lower clearance selling. As we said last quarter, we don't expect broad-based ticket increases in the back half and will concentrate on the fit style and emotional connection our customers come to us for every day. Importantly, we are operating in this new tariff landscape from a position of strength in terms of our brand health, our balance sheet and cash flow profile. For the year, our objectives remain clear. We expect to deliver record net sales, top-tier operating margins and significant free cash flow. As our recent results show, we intend to deploy this cash flow to further strengthen the business through long-term investments while enhancing shareholder returns via share repurchase. With each quarter, we're adding to a growing record of consistency that will keep us moving towards a significant global market opportunity for our brands. And now I'll hand it over to Robert to expand more on our results and key outlook drivers. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Thanks, Fran, and good morning, everyone. Recapping Q2, we delivered record net sales of $1.21 billion, up 7% to last year on a reported basis, above the range we provided in May. We saw a 100 basis point benefit from foreign currency Comparable sales for the quarter were up 3%. By region, net sales increased 8% in the Americas, 12% in APAC, partially offset by a 1% decline in EMEA. On a comparable sales basis, Americas was up 5%. EMEA was down 5%, and APAC was up 1%. Outside of the Americas, the spread between net sales and comparable sales benefited from new store openings and foreign currency with EMEA additionally impacted by third party channel headwinds. On the brands, Abercrombie Brands net sales declined 5% with comparable sales down 11%. Consistent with our second quarter outlook, the sales decline was primarily due to lower AUR as we cleared through carryover inventory. Hollister Brands net sales and comparable sales grew 19%, with both AUR increases and unit growth on lower promotions. The comp to net sales spread for Abercrombie brands in the quarter was driven by net store openings and foreign currency, partially offset by third-party channel headwinds. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

I'll cover the rest of the results on an adjusted non-GAAP basis, which excludes a $39 million net benefit related to the favorable resolution of a payment card interchange fee litigation in which we were appointed. On the second quarter income statement, the net benefit is comprised of a $43 million settlement benefit in selling expense, partially offset by $4 million in settlement-related expense within general and administrative expense. Operating margin of 13.9% of sales was above the outlook range we provided in May, delivering operating income of $168 million compared to $176 million last year. Adjusted EBITDA margin for the quarter was 17% of sales on adjusted EBITDA of $206 million compared to $215 million last year. As expected, we did see around $5 million of adverse impact in Q2 from tariffs, mainly recognized in cost of sales. Lower gross margin was partially offset by around 60 basis points of operating expense leverage where general and administrative expenses levered 150 basis points on lower payroll and incentive compensation. Selling expense as a percentage of sales increased by 90 basis points, primarily driven by incremental store occupancy from new stores. Marketing was consistent to the prior year at around 5% of sales. We ended the second quarter with inventory in a clean current position with inventory at cost up 10% and units up 7%. In anticipation of tariffs, we did selectively clear third quarter receipts early within our bonded warehouses, driving around 1 point of the cost increase. As we alluded to last quarter, we saw a normalization of freight costs and unit mix that drove sequential improvement in year-over-year inventory comparisons. The tax rate for the quarter was above our outlook at 33% and driven by a valuation allowance of a deferred tax asset. Adjusted net income per diluted share was above our outlook at $2.32 compared to $2.50 last year. Moving to the balance sheet. We exited the quarter with cash and cash equivalents of $573 million and liquidity of approximately $1.02 billion. We also ended the quarter with marketable securities of $31 million. For the quarter, we repurchased $50 million worth of shares, consistent with our commentary from May, ending the quarter with $1.05 billion remaining on our current share repurchase authorization. Shifting to the outlook. As Fran mentioned, we entered the second half with good momentum from second quarter, and we are raising full year sales expectations. On the cost side, our 2025 outlook issued today reflects the tariffs announced through August '25. Our approach and underlying principles for tariff mitigation remain unchanged, supported by a deep playbook and experience. We continue to expect China sourcing share in the US will be in the low single digits for the year, and we have minimal exposure to the de minimis exemption that is no longer in place. So it's not a factor of impact. Globally, we remain nicely diversified across 16 countries, and the team is continuing to evaluate supply chain footprint changes, vendor negotiations and operating expense efficiencies that will largely take shape in fiscal 2026. As discussed in May, we do not anticipate broad-based ticket price increases this year and have not assumed meaningful AUR mitigation in our outlook. Net of planned actions, the assumed tariffs carry a cost impact of around $90 million for 2025, impacting our full year operating margin outlook by 170 basis points at the midpoint of our sales outlook. For the full year, we now expect net sales growth in the range of 5% to 7% from $4.95 billion in 2024 with full year growth expected across regions. We've increased the full year outlook to reflect second quarter outperformance and for expected third quarter sales, and we're in a position to chase for the fourth quarter. We currently anticipate around 50 basis points of favorable foreign currency in the outlook. We now expect full year GAAP operating margin in the range of 13% to 13.5%. The increase from our prior outlook range is primarily due to the inclusion of the $39 million net benefit from the litigation settlement in the second quarter results, offset by the revised second half impact from tariffs, net of mitigation efforts. We are forecasting a tax rate around 30%. For earnings per share, we expect diluted weighted average shares of around $49 million, which incorporates the anticipated impact of 2025 share repurchases. Combined with the tax rate, we expect net income per diluted share in the range of $10 to $10.50. For capital allocation, we now expect capital expenditures of approximately $225 million increased primarily due to the timing of projects. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

On stores, we expect to deliver around 100 new experiences, including 60 new stores and 40 right sizes or remodels. We also expect to be net store openers with our 60 new stores outpacing around 20 anticipated closures. At the current sales and operating margin outlook, we continue to target around $400 million in share repurchases for the year, subject to business performance, share price and market conditions. For the third quarter of 2025, we expect net sales to be up 5% to 7% to the Q3 2024 level of $1.2 billion. We expect operating margin to be in the range of 11% to 12%. We continue to expect slightly lower costs from freight as well as around $25 million of tariff impact net of mitigation efforts. We are also increasing marketing investments year-over-year by over 100 basis points to support key partnerships and fall campaigns. We expect the Q3 tax rate around 31%. We expect net income per diluted share in the range of $2.05 to $2.25 with diluted weighted average shares expected to be around $48 million, including the anticipated impact of at least $50 million in share repurchases for the quarter. To wrap up, we're proud of our first half results, and we're excited to keep the momentum going through the rest of the year. We're in a great position with a strong balance sheet, and we'll continue investing across regions and brands to tap into global growth opportunities. At the same time, we're staying focused on what we can control, using our proven playbook to navigate the environment and drive long-term value. And with that, operator, we're ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Dana Telsey, Telsey Advisory Group. Dana Telsey - Telsey Advisory Group LLC - Analyst As you think about the Abercrombie brand Fran, and the markers going forward given last year's success of the wedding shop and other things, what are you seeing now? What are the markers that are giving you confidence for acceleration as we go through the year and into next year? And then Rob and Scott, on the credit card settlement inclusion, exclusion. Can you clarify exactly how you're thinking about it as we go through the balance of the year and why one versus the other, given others we've seen? Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Dana, what we are very proud of the strong results for a total company that we put up in the first half. As you look back to your point, on the stellar season that Abercrombie had last year, we did take a little bit of a step back. But we are very confident in where we're headed. The brand is in great shape. Our traffic is strong. We are signing exciting partners. I mean, who would have dreamed a few years ago to partner with an iconic global brand like the – NFL we're investing. We opened up 17 new stores this first half. We've got 20 more in the second half. The team has worked through very diligently the carryover inventory that we've talked about for the last two quarters that we're starting clean. We've got some good reads on Boho and Western that the team is chasing. We had a really strong denim event to kick off the third quarter. So we are confident we're on a path to improvement, and we expect to see us return to growth by the end of the year. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. And Dana, on the credit card exclusion for the year. So as we guide, we guide from a GAAP standpoint. So we did include that $39 million net benefit here in that 13% to 13.5% guide. When you think about where the guide moved from last quarter to this quarter, we were at 12.5% to 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

13.5% last quarter, two big moving pieces here. We obviously had the interchange benefit of $39 million around $40 million and that's offset by the incremental tariffs as the rates have become a little bit more clear here in the back half. That's about 40 -- it's net about $40 million. We talked $50 last quarter for the year. We're talking 90 now. So those two pieces offset, and you got a little bit of benefit from, obviously, the Q2 outperformance rolling through. So those are the big pieces. Our guidance is just on a GAAP basis, and you've got the pieces and parts to back us as needed. Dana Telsey - Telsey Advisory Group LLC - Analyst Great. Just one quick follow-up on the entry into department stores with Abercrombie Kids, how is it going through any of the other brands ever go in department stores? And what are you seeing? Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director So, Dana, as you know, last year, we talked a bit about diversifying our operating model. And one of the first things that we did was signed this global licensing deal for kids. It was very exciting to see the launch. I was actually up at Macy's going through our shop up there with Tony just a couple of weeks ago. So reaching new customers, hearing lots of positive things from these -- from the new partner and from these department stores that we're in. Today, that's the one that we've announced, but expanding our operating model is something that we've talked about and we're excited to bring some new things in the future. Scott Lipesky - Abercrombie & Fitch Co - Executive Vice President, Chief Financial Officer, Chief Operating Officer Dana, it's Scott. I'll just jump in here, too. When you think about the kids brands, we don't have a lot of stores out there. So this is a great opportunity to get more eyes on that brand and have people find us in different places. And then hopefully come to our brands either through digital or the handful of stores that we have out there. For Hollister and Abercrombie, we have great scale, specifically here in the US. So we'll see what happens in the future. But this right now is a great opportunity for the kids brand. Operator Corey Tarlowe, Jefferies. Corey Tarlowe - Jefferies LLC - Analyst Great. Fran, I wanted to ask about the momentum in Hollister up 19%. Hollister is probably one of the busiest stores in the mall, and it sounds like you've made some inroads early into back-to-school here. I'm curious if there's anything in particular that stood out to you in the second quarter with regards to some of the momentum that you're seeing anything so far in the third quarter that you've seen some nice momentum in? And then what maybe in terms of developments ahead for the brand that might help to continue the momentum into the back half. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Cory, yes, simply, I mean, an outstanding performance for Hollister. I am incredibly proud of the team and how dialed in they are, honestly, to the team consumer. I almost have to ask that question of reverse what's not working. Everything is working. It's actually kind of an exciting time. That's true across categories. That's true for both genders. I mean, the team is just so dialed into what is happening. We launched, I'll give you a good example. We did a little bit of a heritage launch our Y2K A couple of weeks ago, it just absolutely flowed the stores. The customers were asking for it. We stayed very close to our customer. They were 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

telling us, could you do some reissue. We did it. They loved it. We did a homecoming shop recently that also got tremendous sell-through. So stay dialed into this customer staying close to them. The Collegiate Collection is off to a good start. So again, we've got momentum heading into the back half, and we're excited about what's happening at Hollister. Corey Tarlowe - Jefferies LLC - Analyst Great. And then just a follow-up for Rob and Scott. I think you guys had mentioned that your inventory is now in good shape. Is there any update on the state of the carryover inventory that you have? And then maybe what the shape of that inventory is going to look like throughout the remainder of the year? And then what of that is inflation and tariff-related versus units? And how are you thinking about units in the back half as well? Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. Corey, I'll grab this one. So yes, to your point, made a ton of progress here on inventory in the quarter. ended up in a very clean and current position. Supply chain is stable. Both brands are now positioned to chase into the back half, which is awesome. We end the quarter inventory up 10% at cost. Within that, units were up 7%. And so we're happy about where that sits sitting here against our third quarter sales guide here. Tariffs did have a small impact on us ending inventory costs for Q2, call it about 1 point, and that will have an impact on ending inventory values as we move through the back half. Not quantifying that sitting here today. But as you know, we like where our units sit, and we'll continue to manage units tightly to support those growth plans for the back half of the year. Operator Matthew Boss, JPMorgan. Matthew Boss - JPMorgan Chase & Co - Analyst So Fran, could you speak to the cadence of traffic that you saw during the second quarter, what you've seen for early back-to-school at both brands and at the Abercrombie brand, I guess what specifically missed your plan in the second quarter? How do you see the progression of comparable sales in the third versus fourth quarter relative to the second quarter down 11. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah, let me jump in on the traffic side, Matt. So traffic has been awesome. I mean we've got two really strong healthy brands here. both really where we want them to be. We're seeing traffic grow -- have seen traffic grow across the globe, across brands. across channels. It has been a really nice, consistent theme for us here. We're not getting into the month-by-month cadence here for Q2. But been a really nice, consistent theme here. We're seeing traffic grow. We're seeing our customer files grow and that momentum has kind of carried us into the early back-to-school. So really thrilled with what we're seeing the marketing front and what that -- and what kind of traffic that's driving to our brands. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thanks. So to answer the second part of the question, Matt, so the miss in Q2 for Abercrombie was really the AUR that we talked about. The carryover inventory drove the AUR down a bit, and that was really the significant miss. So we are excited about what we're seeing. Our model helps us chase the product. We've gotten some nice reads, particularly on Boho and Western, as I mentioned earlier, a nice kick off to the third quarter with denim, which is an important category for us. So the brand is in a great place. We've opened up stores. We're continuing to open up stores. We're continuing to invest. So a lot of exciting things coming up for the back half. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

Matthew Boss - JPMorgan Chase & Co - Analyst Great. And then maybe, Robert, just as a follow-up. How best to think about gross margin in the third quarter relative to your operating margin forecast for the over 300 basis points of decline. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah, sure. So you think about Q3 here, you will see some margin pressure year-over-year. We talked about $25 million worth of tariff impact that we're expecting here in the quarter. So call that about a couple of 100 basis points on the quarter. Freight rates are largely holding, and we've been pretty tightly managing the mode mix here. So we should see a slight tailwind as we've been talking about here for the quarter on freight. It's just not going to be enough to make a meaningful dent in that tariff headwind. And then just on the rest of the pieces and parts here, for –AUR no change to our forward mindset. As you know, we're going -- we go into every quarter, assuming that we're going to hold our AURs roughly flat. We'll work to pull back promo days here and there as we see that consumer respond, and we'll see how that plays out. here in the back half. In terms of how it marries with the balance of the operating margin forecast, if you think about the big boulders here, so we were about 14.8% last year in Q3. You got a couple of 100 basis points of tariff impact there that will hit us. And then we talked about the marketing investments that we're making, some really exciting things happening with partnerships and some fall campaigns. So we're leaning in there. We're on the offense. We're going to keep our foot on the gas to continue to drive that traffic and gather those customers. And so that's a little over 100 basis points, and that kind of walks you down to that 11% to 12% guide for the quarter. Operator Paul Lejuez, Citi. Paul Lejuez - Citi Infrastructure Investments LLC - Analyst Can you talk a little bit more about the tariff impact? I know is that $90 million net. Can you talk about what the growth is? And just how you are able to offset the big pieces in your mitigation efforts? And then second, maybe a little bit more about the Europe business and anything that you could share by country you saw during the second quarter? And any changes throughout the quarter? Maybe how you started versus where you finished the exit rate? And what's the outlook for the second half in Europe? Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. So I'll take the tariff piece, Paul. So obviously, it's evolving constantly. We're getting some clarity on rates, but it is still pretty fluid. We don't even have the ink is not even dry in a lot of these agreements that are out there. So we're not making any sort of knee-jerk reactions as it relates to those rates as we move forward here, and they continue to move around. What we are doing is we're staying on offense. We've got great teams. We've got proven playbooks to address disruptions like this just like we have in the past. But changes particularly in this space are complicated. They take a lot of time. So our actions, we've got to be well informed. We've got to be strategic, and we got to get them right. So sitting here today, the tactics haven't really changed from the conversation that we had in May. As you know, we're well diversified. We source out of 16 countries, but we're always looking for ways to optimize that country of origin footprint. We have great partnerships with our vendors, and we're always having active conversations in terms of negotiations as it relates to cost. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

And from an operating model standpoint, we're obviously looking to uncover efficiencies in the cost base. Fran mentioned this, but on the pricing, it's a lever for us. But sitting here today, we're not expecting broad-based ticket increases for the year. We're focused on the value that we're providing to the customer, not just the price that approach has really served us well throughout a lot of these disruptions, and that's what we're going to stay true to go forward. We aren't providing a specific dollar impact in terms of those mitigation efforts Again, most of the things that we would do would start to take shape in 2026 because they do take time. So just know that we're taking a measured approach, and we're confident that we can navigate this environment while we both protect the consumer experience as well as our margins. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director All right. And on your -- the second part of your question, Paul, for EMEA. So as we have invested very heavily in the UK, we continue to see success in that particular market, opening new stores, investing in marketing, very focused on the product -- that playbook is getting exported throughout Europe. Germany is next up. We took a little bit of a step back in Germany this quarter, but we have all the confidence that our global opportunity still exists and our EMEA opportunity certainly still exist. So investing, believe in the region and excited about what we're seeing in the UK. I'm confident that we can export that. Operator Marni Shapiro, The Retail Tracker. Marni Shapiro - Retail Tracker LLC - Analyst Congratulations, and thanks for making back to school, a lot of fun because the stores have been so much fun to walk through. Just give me a quick update on the marketing. I think you said 100 basis points of marketing in the third quarter increase. I'm curious, is that primarily around the NFL launch as football season kicks off in the NCA? And then what should we expect for holiday? Will you repeat that as you go into the I think that's when the playoff seems not to be a lame about football. I think that's when the playoff season starts in all of that? Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. So Marni, so yes, we are sitting here today. We're thrilled with what our marketing team has been able to do and the investments that we've been able to make, obviously, driving healthy traffic and growing those customer files, which is what we're trying to do here. to grow the top line. We are funding full funnel marketing strategies across all three regions to build these brands for the long term. That's been our approach that will be our approach going forward. As we think about the back half, obviously, we've got some great opportunities in the back half, to your point, we'll continue to engage with those consumers, but we do need to support these new partnerships like the NFL and lock into some other great fall campaigns that we've got on the docket. So keep your eyes out for those things. We are anticipating some increases there, obviously. So you will see, to your point, and our call out here a little over 100 basis points of deleverage here year-over-year in Q3 and will likely be a little bit north of 5% here for the back half of the year as well to continue to support holiday. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

Marni Shapiro - Retail Tracker LLC - Analyst And then is it equally balanced between like social media content and that as well as you guys have been very effective on events? Or is it still more heavily leaning into social media content versus events? Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President It's a pretty balanced approach for us, right? And it really comes down to the strategies that the marketing teams are putting in place. So I don't want to get into too many details. Obviously, I don't want to give some things away here. But happy with that balance that we're seeing. The Lalapalooza event is a great example of some of these events that we're leaning into for our brands. And you'll see us sprinkle those in as we go along, and we'll continue to push on the social selling to your point. Marni Shapiro - Retail Tracker LLC - Analyst Yes, because sorry, my bad, you should not give that away to anybody. Congratulations. Amazing back to school. Operator Alex Straton, Morgan Stanley. Alex Straton - Morgan Stanley & Co Ltd - Analyst Congrats on a nice quarter. Maybe for Fran, can you talk about why store growth is the right path for the A&F banner? And maybe bigger picture, how many stores do you envision moving to by the end of the year and over time? Maybe any color on Hollister 2 from that store growth perspective would be helpful as well. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. So let me jump in here real quick. So Alex, stores, we've said this a lot in the past year. Stores are an absolutely essential part of our brand experience. The new stores that we're opening up as well as the remodel programs that we've been putting out there. they're both performing really well. We're seeing higher productivity. We're seeing nice paybacks in those spaces. And when we marry that stores and the digital component, which continues obviously to be a critical growth channel, it's a nice experience for that consumer. We don't see it as an either or, yes, A&F is a little bit more distorted to digital today, but really what it is, it's about omnichannel. So the stores help us to acquire consumers, and create that physical brand experience for us. And while the digital allows us to scale, reach more customers, provide personalization and engage more frequently with our consumers. So we need both to make this thing work. And we see opportunities in the A&F brand to continue to build out that fleet. Alex Straton - Morgan Stanley & Co Ltd - Analyst Perfect. And then just on the number of stores that you guys envisioned by the end of the year and then maybe over time for both banners. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. So we've talked about 60 stores opening in total this year, about 20 closures, so call it a net 40. Fran mentioned it, but we've opened 17 A&F stores so far this year. We've got about 20 on the docket. So you can do the math there. It's around 37 of the 60 are tilted to the A&F side. The balance will be in the Hollister side. Operator Mauricio Serna Vega, UBS. Mauricio Serna - UBS AG - Analyst I wanted to ask about Abercrombie's results. You talked about some third-party channel headwinds. Could you just elaborate on what that when you meant with that? And then on the quarter-to-date, like anything that you can tell us about the Abercrombie brand's performance that maybe gives you confidence that you would return to sales growth by the end of the year? And then just on the gross margin for Q2, it was down 230 basis points, it seems like 40 basis points was related to tariffs. The rest of it, the 190, could you elaborate how much of that is like the carryover situation versus freight? Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director So let's break that down. We're going to start with the middle question. What gives us confidence for Abercrombie, just to repeat myself. Yes, we'll start off with the fact that the first half of this year was still the second best spring in the history of the brand. So we took a little bit of a step back, still incredible business out there. The brand is in great shape. As we mentioned, the traffic is strong. We are signing some very exciting partners. We've got some great fall campaigns coming up. We're continuing to invest in the brand. We did say earlier, we are off to a strong start, total company for third quarter, and we are very pleased with our start for Abercrombie for the third quarter. We had successful denim event. Really exciting to see the customer respond to all fits that are happening right now in denim, Boho and Western are also happening. So there's -- we're confident there's a path to improvement, and we do expect to see growth by the end of the year. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah, Mauricio, I'll jump in on a couple of these other ones. So on the A&F third-party headwinds, there's not a lot to talk about here. It was a component of that gap between comp sales and net sales really just comes down to the timing of orders with partners. We would expect that to normalize as we get here into the back half of the year. So not a lot of news there. In terms of Q2, also no major surprises from what we had talked about in May. We did expect margin compression as we were selling through that -- those higher levels of carryover year-over-year. That's exactly how it played out. That puts some pressure on AUR. So AUR was down for the quarter. Within that, Hollister was up against A&F down. And then as you think about the cost of sales, those were also up as we sold through that higher cost inventory that we had on the balance sheet. Heading into the quarter. So -- and then on top of that, about $5 million of tariff impact for the quarter. So that's kind of our -- the big moving pieces on gross margin. And I think we talked gross margin outlook a little bit earlier on the call. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

Mauricio Serna - UBS AG - Analyst Great. And I guess just wanted to make sure, like on Q2, there was not really like anything on freight that affect the gross margin. And then the other thing on Abercrombie results in Q2, like were units up and like essentially like those AUR pressure for units were actually up for the brand. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. So just on Q2, nothing new on the freight side. Freight normalized as expected. We talked about it in May. We had -- I think we called out about $10 million of excess freight on the balance sheet there. that we worked through in Q2. We're exiting the quarter in a nice clean place. And then I haven't given any color specifically on branded units. So we'll just work to drive those businesses as we go forward and nicely sitting here today from an inventory perspective, having units aligned with our outlook. So we'll continue to tightly manage that go forward. Operator Adrienne Yih, Barclays. Adrienne Yih - Barclays Services Corp - Analyst Great. Congratulations on the progress for back-to-school. I guess my question is on tariff timing. And I'm sorry to be a dead horse here. But it would -- I would imagine that kind of the tariff wave of 8/7, August 7 and then certainly the India kind of new information today. I imagine they don't have a lot of impact on certainly the third quarter and probably the fourth quarter. So how should we think about any potential kind of price increases or any further mitigation that you might use in the spring season to offset kind of the rolling impact of all these different decisions that are being made? Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. So I think you're generally right. Our outlook and our guidance was it was information that we knew of as of a couple of days ago on August 25th. So yes, there's some new information here on India. But again, we're going to want to see that solidified and kind of the ink dry here before we make any we make any reactions. Sitting here today, we've got that $90 million of net sitting in our outlook, again, broken out $5 million in Q2, 25 million in Q3 and then the balance there, that $60 million would sit in Q4, not really providing any sort of kind of roll forward or annualized numbers here in 2026. Sitting here today, our goal is to drive and finish 2025 strong. Mitigation tactics wise, again, we've got those four different levers that we're obviously looking at in terms of country of origin footprint. Vendor negotiations, OpEx efficiencies or expense efficiencies and then pricing. And from a pricing standpoint, it's -- our customer doesn't come to us for price. We're not we're not necessarily going to chase traffic and conversion through price. We're going to try and protect that value proposition that we've seen from a customer standpoint. And quite honestly, good or bad. Our team has a ton of experience navigating uncertainties like this. We've seen tariffs 1.0. We've seen the pandemic. We've seen inflation, cotton spikes, freight rate spikes, you name it, and those are just a couple of examples. We've got an amazing team, and we've got a battle-tested playbook. And we've dealt with a lot of these moments in the past, and we've done that while growing the business and improving the financial strength of this company. So that's what we're focused on doing. And these things take time. And we just don't -- we just want to make sure that we're informed, we're strategic. We're doing the right things for this business long term. And so more to come on 2026 and go forward as we move throughout the balance of the year. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

Adrienne Yih - Barclays Services Corp - Analyst Great. And then, Fran, for you, let's move to the demand side on the denim category specifically. I have not seen sort of breadth of pricing from entry-level $40 to well north triple-digit numbers with so much variety and so much quality and content. Clearly, I'm seeing it in the Abercrombie assortment. I'm just wondering, could you give us some perspective on the assortment this year, the spread of initial price points a variety. And are we in kind of a denim cycle that is a little bit more premium than I'd say, like classics of last year? Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thanks. So yeah, obviously, we're very excited about our Abercrombie denim business, as you have mentioned. So when I think about the architecture of our business, what's kind of exciting that's happening in denim today is it's really not just one fit. A lot of times, we talk about like what the key fit is that the consumer needs to buy. And we're in an interesting cycle because now it's really about their wearing occasion. So if they want this new boot cut that's really starting to rise in importance, they're also still wearing a low-rise bag year or wide leg jeans, all depending upon where they're going and what they're doing. The pricing of all of that is driven by the customer demand. So we have been seeing tremendous demand when we get the product device product, voice experience aligned and the consumer continues to respond. So it's exciting to see what's happening. Our Hollister Denim business is also very strong. That one harkens back a little bit to our heritage. It was exciting to reissue like our rainbow pockets in the back that the customer is really responding to -- so there's a lot of exciting things happening. And when there is a denim cycle, it also drives different tops to go with it. The called Boho and Western thing that's starting to happen for us. It's exciting and more to come on that for the fall. Operator Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research Associates, Inc. - Analyst Congrats on a good quarter plan. When I look at the achievements of Hollister and the A&F Brand last fall, Hollisters comps get a lot tougher A&F somewhat easier. So I'm just wondering, should we think that your comp performance in A&F should start to gain some momentum? And I know Hollister is going to continue to do well, but should we expect a cool down there? And then I have another question. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Yeah, I'll kick off. So as I started my script I own the total and driving the right, is really what matters. And so if you look at the outlook of what we're putting out there, our expectation takes the momentum that we've had from the first half into the back half. We had nice record year 2024, and our expectation is to have another one right on top of that. So I'm excited about what we're seeing. We are seeing continued incredible excitement about the Hollister brand and some nice improvement in the Abercrombie brand. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah. I mean -- so Janet, we think that our outlook sitting here today is reasonable. We think it's appropriate. Excited to be able to put that 5% to 7% growth on top of a plus 14% for Q3 of last year. not providing specific brand-level guidance here, but we're obviously happy with the record first half that we just delivered. We would expect, as we move into Q3, and we would expect Hollister to continue to outperform A&F here. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call

We're super excited to try to continue driving Hollister's growth. And we are encouraged by all of the actions that we're seeing and the things that are underway at the Abercrombie brand. So we're happy with the guidance we'll chase into the business and which as we've done in the past, and we'll continue to try and drive these record sales into the back half. Janet Kloppenburg - JJK Research Associates, Inc. - Analyst Great. And on AUR that was down for A&F and up for Hollister. Do we think that there'll be improvement for A&F as some of the markdown or, I guess, you call it excess inventory levels have moderated. Robert Ball - Abercrombie & Fitch Co - Chief Financial Officer, Senior Vice President Yeah, Again, not no brand level guidance provided, but that's obviously our goal every time that we come into a quarter is to hold the gains that we've seen on these brands. We've got AUR up nice double digits on a multiyear basis across both of these brands, and we'd like to hold on to that. And so that's the work of the work. That's -- we've got to put a great product out there. We've got to control our inventory. And again, if we can step away from a promotional day here or there, that's great for the operating model, and it's a great flow-through. So that's what we're doing. We've got great teams in place, and we're working on that on a day-by-day basis. Operator And I would now like to hand the call back to Fran for closing remarks. Fran Horowitz - Abercrombie & Fitch Co - Chief Executive Officer, Director Thank you, and thank you, everyone, for joining us this morning, and we look forward to updating you after the third quarter. Operator And this concludes today's conference call. Thank you for participating. You may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2025, Refinitiv. All Rights Reserved. 16456579-2025-08-27T19:46:37.780 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2025 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 27, 2025 / 12:30PM, ANF.N - Q2 2025 Abercrombie & Fitch Co Earnings Call